NOVASTAR ANNOUNCES FOURTH QUARTER 2005 EARNINGS

RELEASE AND EARNINGS CONFERENCE CALL

KANSAS CITY, MO., January 16, 2006 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, will report fourth quarter 2005 financial results at approximately 3:00 p.m. Central Time (4:00 p.m. Eastern Time) on February 9, 2006. A conference call to discuss fourth quarter results will take place on February 10, 2006 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).

To participate in the conference call, please call 1-800-819-9193 approximately 15 minutes before the scheduled start of the call. If you are unable to participate in the live event, a replay will be available until February 17th at 1-888-203-1112. The confirmation code for the replay is 1146201.

The call may also be accessed at NovaStar’s website – www.novastarmortgage.com. A copy of the presentation slides will be available on the website at approximately 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is one of the nation’s leading lenders and investors in residential mortgages. The company specializes in single-family, nonconforming mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Investor Relations Contact

Jeff Gentle

816.237.7424